Exhibit 99.1
DELL TO ACQUIRE PEROT SYSTEMS FOR $3.9 BILLION,
CREATING COMPREHENSIVE, CUSTOMER-FOCUSED IT-SOLUTIONS COMPANY
•	Complementary Strengths Enhance Dell’s IT Services Portfolio, Perot Systems’ Global Reach

•	Companies Together Represent $8 Billion in Services Revenue

•	Acquisition Expected to Be Accretive to GAAP Earnings in Fiscal 2012
ROUND ROCK and PLANO, Texas, Sept. 21, 2009 —Dell and Perot Systems have entered a definitive agreement for Dell to acquire Perot Systems in a transaction valued at approximately $3.9 billion. Terms of the agreement were approved yesterday by the boards of directors of both companies.
The acquisition will result in a compelling combination of two iconic information-technology brands. The expanded Dell will be even better positioned for immediate and long-term growth and efficiency driven by:
•	Providing a broader range of IT services and solutions and optimizing how they’re delivered

•	Extending the reach of Perot Systems’ capabilities, including in the most dynamic customer segments, around the world, and

•	Supplying leading Dell computer systems to even more Perot Systems customers.
Complementary Capabilities
Dell and Perot Systems share several key characteristics and our products, services and structures are overwhelmingly complementary. They have similarly strong, relationship-based business cultures. People in both organizations are recognized for helping customers thrive by using IT for greater effectiveness and productivity. The combination also provides some compelling opportunities for improved efficiency, which will benefit our customers even further.
Dell’s global commercial customer base spans large corporations, government agencies, health-care providers, educational institutions, and small and medium enterprises (SME). The company’s large existing services business includes breakthroughs in the concept and delivery of modular services, as well as expertise in infrastructure consulting and software-as-a-service. Dell is a leader in computer systems, including standards-based network servers, and in the fast-growing segment of data-storage hardware.
Perot Systems provides world-class services, including in applications, technology, infrastructure, business processes and consulting. The company is a leading provider to clients in health-care, government and other commercial segments, from SMEs to the largest global institutions. Perot Systems has a large and growing base of customers and service-delivery capabilities in North America; Europe, the Middle East and Africa; and Asia.
Over the past four quarters Dell and Perot Systems had a combined $16 billion in enterprise-hardware and IT-services revenue, with about $8 billion from enhanced services and support.

Tender Offer, Closing and Initial Integration
Under the terms of the agreement, Dell will commence a tender offer to acquire all of the outstanding Class A common stock of Perot Systems for $30 per share in cash. The transaction is not subject to a financing condition. The transaction, which is subject to customary government approvals and the satisfaction of other customary conditions, is expected to close in Dell’s November-January fiscal quarter.
Once the acquisition is complete, Perot Systems will become Dell’s services unit and be led from Plano by Peter Altabef, the current Perot Systems chief executive officer. At the same time, Dell directors are expected to consider Ross Perot Jr., Perot Systems’ chairman of the board, for appointment to the Dell board. Based on current estimates, the transaction is expected to be accretive to Dell’s GAAP earnings in its fiscal 2012.
To hear a related analysts call with Dell and Perot Systems executives (“live” at 8:30 A.M. EDT today, then later via replay), go to www.dell.com/investor.
Quotes:
Michael Dell, Chairman of the Board and Chief Executive Officer, Dell: “We consider Perot Systems to be a premium asset with great people that enhances our opportunities for immediate and long-term growth. This significantly expands Dell’s enterprise-solutions capabilities and makes Perot Systems’ strengths available to even more customers around the world. There will be efficiencies from combining the companies, but the acquisition makes such great sense because of the obvious ways our businesses complement each other.”
Ross Perot Jr., Chairman of the Board, Perot Systems: “This transaction represents a great opportunity for our company and our associates. Today’s announcement is the next step in formalizing a relationship that has flourished for some time. When my father founded Perot Systems he envisioned a global information-technology leader. The new, larger Dell builds on that promise and its own successes by taking Perot Systems’ expertise to more customers than ever.”
About DELL
Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they need and value. For more information, visit www.dell.com. Investors wishing to communicate directly with Dell may go to www.dell.com/dellshares.
About Perot Systems
Perot Systems Corporation (NYSE: PER) is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2008 revenue of $2.8 billion. The company has more than 23,000 associates located in the Americas, Europe, Middle East and Asia Pacific. Additional information on Perot Systems is available at www.perotsystems.com.
Special Note:
The planned tender offer described in this release has not yet commenced. The description contained in this release is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot System’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.
Statements in this release that relate to future results and events are forward-looking statements based on Dell’s and Perot Systems’ current expectations, respectively. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Perot Systems’ business may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; that the parties are unable to successfully implement integration strategies; and other risks that are described in Dell’s and Perot Systems’ Securities and Exchange Commission reports, including but not limited to the risks described in Dell’s Annual Report on Form 10-K for its fiscal year ended January 30, 2009 and Perot Systems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Dell and Perot Systems assume no obligation and do not intend to update these forward-looking statements.
DELL is a trademark of DELL Inc.
Perot Systems is a trademark of Perot Systems Corp.
Dell disclaims any proprietary interest in the marks and names of others.
Contact Information
Media Contacts:

David Frink	Dell	(512) 728-2678	david_frink@dell.com
Jess Blackburn	Dell	(512) 728-8295	jess_blackburn@dell.com
Marvin Singleton	Perot Systems	(972) 577-5881	marvin.singleton@ps.net

Investor Relations Contacts:
Robert Williams	Dell	(512) 728-7570	robert_williams@dell.com
Shep Dunlap	Dell	(512) 723-0341	shep_dunlap@dell.com
John Lyon	Perot Systems	(972) 577-6132	john.lyon@ps.net